UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2012

Quest Software, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Polaris Way

Aliso Viejo, California 92656

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code (949) 754-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On June 30, 2012, Quest Software, Inc., a Delaware corporation (“Quest” or the “Company”), entered into an Agreement and Plan of Merger (the “Dell Merger Agreement”) with Dell Inc., a Delaware corporation (“Dell”), and Diamond Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Dell (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Dell. Execution of the Dell Merger Agreement followed a determination by the Company’s Board of Directors (the “Board”), acting through the special committee of independent and disinterested directors established by the Board (the “Special Committee”), that a proposal from Dell constituted a Superior Proposal, as such term is defined in the previously announced Agreement and Plan of Merger, dated March 8, 2012, as amended on June 19, 2012 (the “Prior Merger Agreement”), among Quest, and affiliates of Insight Venture Management, LLC (“Insight”) and Vector Capital (together with Insight, the “Buyout Group”). Following this determination and notice delivered to the Buyout Group pursuant to the terms of the Prior Merger Agreement, as well as further negotiation and revision of the proposal received from Dell, Quest agreed with the Buyout Group to enter into a mutual termination of the Prior Merger Agreement and Quest paid to the Buyout Group a termination fee of $25 million and reimbursement for out-of-pocket expenses in an amount of $12 million.

The Dell Merger Agreement and the termination of the Prior Merger Agreement were unanimously approved by the Board, acting upon the unanimous recommendation of the Special Committee. For further information regarding the mutual termination of the Prior Merger Agreement, please see Item 1.02 of this Current Report on Form 8-K below.

Pursuant to the terms of the Dell Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Quest, par value $0.001, issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive $28.00 in cash (the “Merger Consideration”), excluding (1) shares owned by stockholders who have perfected, and not withdrawn a demand for or lost the right to, appraisal rights under Delaware law, (2) treasury shares and (3) shares owned by Dell or Merger Sub.

Each of Quest, Dell and Merger Sub has made customary representations and warranties in the Dell Merger Agreement, and each has agreed to use its reasonable best efforts to consummate the Merger. Quest has also agreed to various covenants in the Dell Merger Agreement, including, among others, (i) to conduct its business in all material respects in the ordinary course consistent with past practice during the period between the execution of the Dell Merger Agreement and the Effective Time and (ii) to cause a special meeting of Quest’s stockholders to be held to consider the approval of the Dell Merger Agreement.

Under the Dell Merger Agreement, Quest is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. Prior to the requisite stockholder approval of the Merger, the “no-shop” provision is subject to a customary “fiduciary-out” provision that allows Quest, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the Board has determined is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Dell Merger Agreement). In addition, the Board may change its recommendation with respect to the Merger if the Board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law.

Consummation of the Merger is subject to various conditions, including, (i) the affirmative vote by the holders of a majority of the outstanding shares of common stock, (ii) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Merger, (iii) the accuracy of the representations and warranties made by the parties, (iv) the performance by the parties in all material respects of their covenants, obligations and agreements under the Dell Merger Agreement, (v) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required government approvals, (vi) the absence of a material adverse effect on the Company and (vii) certain other customary conditions. Consummation of the Merger is not subject to any financing contingencies.

The Dell Merger Agreement contains certain termination rights for Quest and Dell. Upon termination of the Dell Merger Agreement under specified circumstances, Quest will be required to pay Dell a termination fee of approximately $59.2 million, or, in the event that the Dell Merger Agreement is terminated due to failure to receive the required stockholder approval of the Merger, a cash amount up to $5 million in documented out-of-pocket expenses incurred by Dell and Merger Sub in connection with the transactions contemplated by the Dell Merger Agreement. Each party also has certain specific performance rights as set forth in the Merger Agreement.

In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 30, 2012, subject to a 90-day extension of such date by either party if necessary to obtain certain governmental approvals and if all other conditions to closing have been met as of such date.

The foregoing description of the Dell Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Dell Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Dell Merger Agreement has been attached as an exhibit in order to provide information regarding its terms. It is not intended to provide any other factual information about Quest, Dell, Merger Sub or their respective subsidiaries and affiliates. The representations, warranties, covenants and agreements contained in the Dell Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Dell Merger Agreement; may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Dell Merger Agreement instead of establishing such matters as facts); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Dell Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any description thereof, as characterizations of the actual state of facts or condition of Quest, Dell or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Dell Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Quest and Dell.

Promissory Note

Pursuant to the terms of the Dell Merger Agreement, Dell has loaned to Quest $13.3 million to pay a portion of the termination fees and reimbursment of out-of-pocket expenses owed by Quest to the Buyout Group in connection with the termination of the Prior Merger Agreement. Such loan has been evidenced by an unsecured promissory note made by Quest in favor of Dell in the principal amount of $13.3 million (the “Note”). The Note accrues interest at a rate of 2.50% per year. The Note may become immediately due and payable if (i) Quest fails to pay on the entire principal balance and all accrued but unpaid interest on the Note upon the termination of the Dell Merger Agreement; (ii) Quest fails to observe or perform any covenant or agreement contained in the Note; (iii) any proceeding shall be commenced or any petition shall be filed seeking relief with respect to Quest under any bankruptcy, insolvency or similar law; (iv) a receiver, trustee, custodian, sequestrator or similar official shall be appointed with respect to Quest or any of its property; (v) the dissolution or termination of existence of Quest; or (vi) the acceleration of the maturity of any indebtedness having an aggregate principal amount of at least $100,000 of Quest to any other person. The forgoing description of the Note is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Voting Agreement

Vincent C. Smith, Chairman and Chief Executive Officer of Quest, and the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man To Fish Foundation, (collectively, the “VS Parties”) beneficially own approximately 33% of the outstanding Company common stock and, concurrently with the execution of the Dell Merger Agreement and in their capacities as stockholders of the Company, have entered into a voting agreement (the “Voting Agreement”) with the Company and Dell, pursuant to which they have agreed to, among other things, vote their shares in favor of the approval of the Dell Merger Agreement and other proposals necessary to consummate the Merger unless such Voting Agreement is terminated pursuant to its terms. The Voting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Press Release and Employee Communications

On July 2, 2012, Quest and Dell issued a joint press release announcing the execution of the Dell Merger Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference. Also, on July 2, 2012, Quest and Dell made an investor presentation with respect to the Merger and related matters. A copy of the investor presentation is filed as Exhibit 99.2 and incorporated herein by reference. In addition, the Company circulated an internal announcement of the Merger to Company employees on July 2, 2012, which is attached hereto as Exhibit 99.3, along with certain of the Company’s other communications materials which are attached hereto as Exhibits 99.4 to 99.8.

Item 1.02 Termination of Material Definitive Agreement.

On June 30, 2012, Quest and the Buyout Group agreed to terminate the Prior Merger Agreement (the “Mutual Termination”). The terms and conditions of the Mutual Termination are set forth in Exhibit 10.3, which is incorporated herein by reference.

The Mutual Termination became effective on June 30, 2012, upon Quest’s payment to the Buyout Group of a termination fee of $25 million and reimbursement for out-of-pocket expenses incurred in connection with the Prior Merger Agreement in an amount of $12 million. As discussed above in Item 1.01 of this Current Report on Form 8-K, a portion of such aggregate $37 million amount was loaned by Dell to Quest pursuant to the terms of the Note. The Mutual Termination includes a mutual release by the parties of any liabilities under the Prior Merger Agreement and related transactions.

Simultaneously with the termination of the Prior Merger Agreement, also terminated pursuant to their terms were the previously announced (i) rollover commitment letter among the VS Parties and Expedition Holding Company, Inc., (ii) limited guaranty among the VS Parties, the Buyout Group and Quest, and (iii) the voting agreement among Quest and the VS Parties (collectively, the “Terminated Ancillary Agreements”). A description of the material terms of the Prior Merger Agreement and the Terminated Ancillary Agreements can be found in the Current Reports on Form 8-K filed by Quest on March 9, 2012 and June 20, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 30, 2012, among Dell Inc., Diamond Merger Sub, Inc. and Quest Software, Inc.

10.1	Promissory Note made by Quest Software, Inc. in favor of Dell Inc.

10.2	Voting Agreement, dated as of June 30, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1, the Teach A Man To Fish Foundation, Dell Inc. and Quest Software, Inc.

10.3	Merger Termination Agreement, dated as of June 30, 2012, by and among Expedition Holding Company, Inc., Expedition Merger Sub, Inc. and Quest Software, Inc.

99.1	Joint Press Release issued by Quest Software, Inc. and Dell Inc. on July 2, 2012

99.2	Investor Presentation, dated July 2, 2012

99.3	Internal Employee Announcement, dated July 2, 2012

99.4	Employee FAQ

99.5	Quest Customer Letter

99.6	Quest Customer FAQ

99.7	Quest Partner Letter

99.8	Quest Partner FAQ

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) an amended proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate website at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the amended proxy statement described above. Additional information regarding these directors and executive officers is included in Quest’s amended Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2012.

Forward-Looking Statements

This filing may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quest Software, Inc.

Date: July 2, 2012	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2012, among Dell Inc., Diamond Merger Sub, Inc. and Quest Software, Inc.

10.1	Promissory Note made by Quest Software, Inc. in favor of Dell Inc.

10.2	Voting Agreement, dated as of June 30, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1, the Teach A Man To Fish Foundation, Dell Inc. and Quest Software, Inc.

10.3	Merger Termination Agreement, dated as of June 30, 2012, by and among Expedition Holding Company, Inc., Expedition Merger Sub, Inc. and Quest Software, Inc.

99.1	Joint Press Release issued by Quest Software, Inc. and Dell Inc. on July 2, 2012

99.2	Investor Presentation, dated July 2, 2012

99.3	Internal Employee Announcement, dated July 2, 2012

99.4	Employee FAQ

99.5	Quest Customer Letter

99.6	Quest Customer FAQ

99.7	Quest Partner Letter

99.8	Quest Partner FAQ